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                           640 NORTH LA SALLE STREET

                                 OFFICE LEASE



     THIS LEASE (hereinafter referred to as "Lease"), made this 29th day of May, 1997.


                             W I T N E S S E T H:


     AMALGAMATED TRUST & SAVINGS BANK, as Trustee under Trust No. 5261 ("Lessor"),hereby leases unto JAMtv Corporation, a Delaware Corporation ("Lessee"), and the Lessee hereby accepts the Premises ("Premises") known as Suite 560, consisting of approximately 9,622 rentable square feet (as outlined in Attachment "A-1" attached hereto and made a part of this Lease) at:


                 640 NORTH LA SALLE STREET, CHICAGO, ILLINOIS


("Building") for a term ("Term") commencing on the earlier of June 1, 1997, or the substantial completion of the Work, as defined in the Work Letter attached hereto and made part of this Lease, (sometimes hereinafter referred to as the "Commencement Date"), and ending May 31, 2002, unless sooner terminated as provided herein, to be occupied and used by the Lessee for general office space. Occupancy shall be available on the earlier of (i) the substantial completion of the work provided in the Work Letter or (ii) the Commencement Date.


     IN CONSIDERATION THEREOF, the Parties covenant and agree:


     1.   BASE RENT.

          Lessee shall pay to Lessor at the office of Lessor or at such other place as Lessor may designate, the annual Base Rent (hereinafter referred to as "Base Rent") as follows:


          Base Rent Period             Annual Base Rent         Monthly Base Rent:

          06/01/97 - 05/31/98           $153,952.00              $12,829.33
          06/01/98 - 05/31/99           $158,571.00              $13,214.25
          06/01/99 - 05/31/00           $163,328.00              $13,610.67
          06/01/00 - 05/31/01           $168,228.00              $14,019.00
          06/01/01 - 05/31/02           $173,274.00              $14,439.00


which shall be paid and due in equal monthly installments, each in advance on the first day of each and every calendar month during the Term and at the then current rate for fractions of a month if the Term shall be commence or terminate on any day other than the last day of a month. The Base Rent, Adjusted Rent (as hereinafter defined), Estimated Rent (as hereinafter defined) and other sums and charges payable by Lessee under this Lease are hereinafter referred to as "rent". Unpaid rent shall bear interest at the Default Rate in effect during the time interest is due Lessor on account of unpaid rent. The Default Rate shall be two (2%) percent above the Designated Rate. The Designated Rate shall be the rate of interest announced from time to time by Continental Bank N.A. as its Designated Rate, which may not be the lowest or best rate charged by said bank. Interest shall be due on unpaid rent from five (5) days after the date such unpaid rent is due until the unpaid rent is paid.

     2.   SERVICE.  The Lessor shall provide:

          (a) Janitor Service in and about the Premises, Saturdays, Sundays and holidays excepted. The Lessee shall not provide any janitor service without the Lessor's written consent. If the Lessor's consent be given, such janitor service shall be subject to Lessor's supervision but at the Lessee's sole responsibility. The Lessee shall not provide any janitor service in the Premises except through a janitor contractor or employees who are and shall continuously be in each and every instance satisfactory to the Lessor.

          (b) Heat and Air Conditioning daily from 8:00 a.m. to 6:00 p.m., Saturday 8:00 a.m. to 1:00 p.m., Sundays and holidays excepted, whenever heat or air conditioning shall, in the Lessor's reasonable judgment, be required for the comfortable occupation and use of the Premises.

          (c) Water from City of Chicago mains for drinking, lavatory and toilet purposes, drawn through fixtures installed by the Lessor or by the Lessee with the Lessor's written consent. The Lessee shall pay, at rates fixed by the Lessor, for water used for air conditioning, refrigerating or any purpose other than drinking, lavatory and toilet purposes.

          (d) Passenger Elevator Service in common with other tenants daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.) Sundays and holidays excepted and Freight Elevator Service in common with other tenants daily from 8:00 a.m. to 5:00 p.m. Saturdays, Sundays and holidays excepted. At all other times at least one elevator shall be available for Lessee's use.

          (e) Electricity: Lessee acknowledges that the monthly Base Rent includes electricity for standard building lighting provided by Lessor (not to exceed 260 hours per month) and for Lessee's incidental use (not to exceed 260 hours per month), based upon the following:

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               (i)   With respect to lighting, the amount so included is based
                     upon a connected electrical load not exceeding an average of 2.4 watts per square foot of the premises.

               (ii) With respect to incidental use, the amount so included is based upon: (1) a connected electrical load not exceeding an average of one watt per square foot of the Premises; (2) electricity furnished at nominal 120 volts and with no electrical circuit for supply having a current capacity exceeding 15 amperes; and (3) electricity being used only for equipment and accessories normal to office usage.

          Lessor shall maintain but Lessee shall bear the cost of maintaining the lighting fixtures and replacement of all parts, including lamps and ballasts.

          Upon request of Lessor or Lessee, Lessor or Lessor's designated independent electrical consultant shall make a survey of Lessee's Premises in order to ascertain the quantity and type of electrical equipment, appliances, and fixtures utilizing electrical power within Lessee's Premises and thereby determine the amount of electricity consumed by Lessee. As a result of such survey, if it is determined that Lessee's requirements for electricity for lighting and incidental use exceed those set forth in this Paragraph, Lessor shall have the right to increase Lessee's rent accordingly. Also, in the event of an increase in the rate payable by Lessor to the public utility furnishing electricity and/or for sales, excise, or similar tax thereon, and/or an increase in fuel adjustment charges all in effect as of the date of this Lease, Lessor shall have the right to increase Lessee's rent accordingly. Any such increase in rent shall become effective immediately upon notice from Lessor accompanied by supporting information indicating the excess quantity of electricity used by Lessee and/or the amount of the increase in electric rates or taxes or fuel adjustment charges by the public utility.

          (f) Lessor reserves the right to discontinue furnishing electricity and require Lessee to procure electricity at Lessee's expense by arrangement with Commonwealth Edison Company or another approved local utility provided, however, commencing with the date when Lessee receives such direct service, the fixed annual Base Rent payable under the Lease shall be reduced by $9,622.00 per annum, plus any adjustment made in Paragraph 2(e).

          The Lessor does not warrant that any of the services above mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy or Government action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Lessor to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of the Lessor. Any such interruption of service shall never be deemed an eviction or disturbance of the Lessee's use and possession of the Premises or any part thereof, or render the Lessor liable to the Lessee for damages, or relieve the Lessee from performance of the Lessee's obligations under this Lease. Notwithstanding the foregoing, in the event of any interruption of service which is not beyond the reasonable control

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of Lessor, (i) the Lessor will act diligently to restore any required service which is interrupted; and , (ii) if an interruption of services renders the Premises untenantable (i.e., unusable by the Lessee for the intended purpose) for more than five (5) consecutive business days, the Base Rent beginning on the sixth day will abate until the Premises are restored to tenantable condition.

     3.   LESSOR'S TITLE.     The Lessor's title is and always shall be
paramount to the title of the Lessee, and nothing herein contained shall empower the Lessee to do any act which can, shall or may encumber the title of the Lessor.

     4.   CERTAIN RIGHTS RESERVED TO THE LESSOR   The Lessor reserves the
following rights: (a) to change the name or street address of the Building without notice or liability of the Lessor to the Lessee; (b) to install and maintain a sign or signs on the exterior of the Building; (c) to have access for the Lessor and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office; (d) to designate all sources for furnishing sign painting and lettering on any exterior surfaces of the Premises or those within the Premises, which can be seen from outside the Premises or the Building, ice, drinking water, towels and toilet supplies used on the Premises; (e) during the last 180 days of the Term or any part thereof, if during or prior to that time the Lessee vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy; (f) to constantly have pass keys to the Premises; (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; provided no such grant shall prohibit Lessee from using the Premises for general office space; (h) to exhibit the Premises to others and to display "For Rent" signs on the exterior or interior of the Premises during the last 180 days of the Term; (i) to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Lessor's interests, or as Lessor may deem necessary in the operation of the Building, Lessor shall at all times when proceeding hereunder, use its best efforts not to unreasonably interfere with Lessee's business operations.

     The Lessor may enter upon the Premises after 24 hour prior oral or written notice to Lessee, except in case of emergency in which no notice shall be required, and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Lessee's use or possession of the Premises or any part thereof or render the Lessor liable to the Lessee for damages, or relieve the Lessee from performance of the Lessee's obligations under this Lease.

     5.   DEFAULT UNDER OTHER LEASE.    If the term of any lease, other than
this Lease, made by the Lessee for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by the Lessee under such other lease, such fact shall empower the Lessor, at the Lessor's sole option, to terminate this Lease by notice to the Lessee.

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     6.   WAIVER OF CLAIMS.   To the fullest extent permitted by law, the Lessee
releases the Lessor and the Lessor's agents, beneficiaries, and servants from, and waives all claims for, damage to person or property sustained by the Lessee or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any lessee or occupant of the Building or of any other person, other than by reason of Lessor's negligence or intentional misconduct. This Paragraph 6 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the demised Premises or to the Building or any part thereof, or whether to the Lessor or to other tenants in the Building, result from any act or neglect of the Lessee, the Lessor may, at the Lessor's option, repair such damage and the Lessee shall, upon demand by the Lessor, reimburse the Lessor forthwith for the total cost of such repairs. The Lessee shall not be liable for any damages caused by its act or neglect if the Lessor or a tenant has recovered the full amount of the damages from insurance and the insurance company has waived in writing its right of subrogation against the Lessee as rent hereunder. Lessee's failure to pay any such rembursement upon demand shall entitle Lessor to interest at the Default Rate from the date of demand until paid. All property belonging to the Lessee or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of the Lessee or other person only, and the Lessor shall not be liable for damage thereto or theft or misappropriation thereof.

     Lessor and the Lessor's agents, beneficiaries and servants shall not be liable in damages to the Lessee for any direct or consequential injury sustained by any person or property of Lessee, or that of Lessee's employees, beneficiaries, agents or invitees, occasioned in whole or in part by war, insurrection, civil commotion, riots, acts of God or the enemy or Government action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Lessor to obtain fuel or supplies, planned or intentional action by any person resulting in fire, explosion or panic, or any other cause or causes beyond the reasonable control of the Lessor.

     7. HOLDING OVER. If the Lessee retains possession of the Premises or any part thereof after the expiration of the Term by lapse of time or otherwise, the Lessee shall pay the Lessor rent at double the rate of rent specified in Paragraph 1 for the time the Lessee thus remains in possession, and in addition thereto, shall pay the Lessor all damages sustained by reason of the Lessee's retention of possession. If the Lessee remains in possession of the Premises, or any part thereof, after the expiration of the Term by lapse of time or otherwise, such holding over shall, at the election of the Lessor expressed in a written notice to the Lessee and

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not otherwise, constitute a renewal of this Lease for one year.  The provisions of this Paragraph do not waive the Lessor's rights of reentry or any other right hereunder.

     8.   ASSIGNMENT AND SUBLETTING.    The Lessee shall not, without Lessor's
written consent, which consent may not be unreasonably withheld: (a) assign or convey this Lease or any interest under it; (b) allow any transfer hereof or any lien upon the Lessee's interest herein or in the Premises by operation of law;
(c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by any one other than the Lessee.

     9.   CONDITION OF PREMISES.

          (a)  CONDITION OF IMPROVEMENTS.    Anything in this Lease to the
contrary notwithstanding, it is understood and agreed between the Lessor and Lessee that the Premises covered by this Lease are being delivered by Lessor to Lessee in "AS IS" condition. The Lessee's taking possession of the Premises shall be conclusive evidence as against the Lessee that the Premises were in satisfactory condition when the Lessee took possession. No promise of the Lessor to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Lessor to the Lessee, unless the same is contained herein, or made a part hereof. This Lease does not grant any rights to light or air over property, except over public streets kept open by public authority.

          The Lessee shall remove the Lessee's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the Premises prior to the end of the Term, however ended. If not so removed, the Lessor may request their removal, and if the Lessee does not remove them, the Lessor may do so and the Lessee shall pay the cost of such removal to the Lessor upon demand. If the Lessor does not request their removal, all such items shall be conclusively presumed to have been conveyed by the Lessee to the Lessor under this Lease as a bill of sale without further payment or credit by the Lessor to the Lessee.

          (b) At the end of each calendar quarter, Lessor may request Lessee to notify Lessor in writing of all assignments, liens, encumbrances, granting of chattel mortgages, or creation of security interests, all as same relate to Lessee's sign and trade fixtures or other personal property in the Premises, effected during the quarter. Any consent by Lessor to such security interest shall be held to apply only to the specific transaction thereby authorized and to any subsequent transaction. Any violation of the terms of this Subparagraph by Lessee shall be without force and effect and shall not be binding upon the Lessor. In no event shall Lessee assign, lien, encumber, grant a chattel mortgage or create a security interest in leasehold improvements which have been incorporated into the Premises, including, but not limited to, affixed lighting fixtures, heating, ventilating and air conditioning equipment.

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     10.  ALTERATIONS.  The Lessee shall not make any alterations in or additions to the Premises without the Lessor's advance written consent in each and every instance, not to be unreasonably withheld. All alterations or additions shall be made pursuant to the following conditions:

          (a) Before commencement of any work or delivery of any materials onto the Premises or into the Building, the Lessee shall furnish the Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Lessor and waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions, together with certificates of insurance from all contractors performing labor or furnishing materials insuring the Lessor against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. In addition, Lessee shall provide an "All Physical Loss" Builders Risk insurance policy with respect to all alterations and additions in an amount equal to l00% of the replacement cost of the alterations and additions. Lessor shall be named an insured as its interest may appear. Whether the Lessee furnishes the Lessor the foregoing or not, the Lessee hereby agrees to defend, indemnify and hold the Lessor harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions.

          (b) Alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements and statutes and regulations of the State of Illinois or of any department or agency thereof, and shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used. Lessee shall permit the Lessor to supervise construction operations in connection with alterations or additions if the Lessor requests to do so.

          (c) The Lessee shall pay all the costs of such alterations and additions plus a reasonable amount to Lessor for Lessor's overhead with respect to supervision necessary to satisfy Lessor that no damage will result to the Building. Such charge shall not, however, relieve Lessee of any responsibility or liability for any such damage. Lessee shall also pay the cost of decorating the Premises occasioned by such alterations and additions. Each payment upon said costs shall be only upon receipt of all such contractor's and subcontractor's sworn statements, full or partial waivers of lien, certificates and other documentation, if any, as Lessor or any title insurance company shall request in order to fully protect the building and the Premises against all possible claims in the nature of mechanic's liens arising out of the performance of said work and to enable said title insurance company to insure the title to the Premises and the building against such claims. Without limitation of the foregoing, upon completing any alterations or additions, the Lessee shall furnish the Lessor with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used, together with all such of the other documentation described above as Lessor shall require.

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          (d)  All alterations, additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, including all affixed lighting fixtures, heating, ventilating and air conditioning equipment, and all pipes, ducts, conduits, wiring, paneling, partitions, railing, galleries and the like, whether placed there by the Lessee or by the Lessor, shall, unless the Lessor requests their removal, become the Lessor's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Lessee. If, upon the Lessor's request, the Lessee does not remove said additions, hardware, non-trade fixtures and improvements, the Lessor may remove the same and the Lessee shall pay the cost of such removal to the Lessor upon demand. In any event, Lessee shall repair or pay on demand all costs of repair of, any damage to the Premises or the Building done during the course of such removal.

     11.  USE OF PREMISES.    (a) The Lessee shall occupy and use the Premises
during the Term for the business purposes set forth on page 1 hereof and none other. (b) The Lessee shall not, without prior written consent of the Lessor, exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises without the advance written consent of the Lessor. (c) The Lessee will not make or permit to be made any use of the Premises which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation. (d) the Lessee shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on or next to the doors of the Premises and on the Directory Boards, and then only such name or names and matter, and in such color, size, style, place and material, as shall first have been approved by the Lessor in writing. (e) The Lessee shall not advertise the business, profession, or activities of the Lessee conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the Lessee, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Lessor's express consent in writing. (f) The Lessee shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.
(g) No bicycle or other vehicle and no dog or othe animal or bird shall be brought or permitted to be in the Building or any part thereof. (h) The Lessee shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building. (i) The Lessee shall not install any piano in the Building, or any antennae, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by the Lessor. The use thereof, if permitted shall be subject to control by the Lessor to the end that others shall not be disturbed or annoyed. (j) The Lessee shall not

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place or permit to be placed any article of any kind on the window ledges or on the exterior walls, and shall not throw or permit to be thrown or dropped any article from any window of the Building. (k) The Lessee shall not undertake to regulate any thermostat, and shall not waste water by tying, wedging or otherwise fastening open any faucet. (1) No additional locks or similar devices shall be attached to any door or window. No keys for any door other than those provided by the Lessor shall be made. If more than two keys for one lock are desired by the Lessee, the Lessor may provide the same upon payment by the Lessee. Upon termination of this Lease or of the Lessee's possession the Lessee shall surrender all keys of the Premises and shall make known to the Lessor the explanation of all combination locks on safes, cabinets and vaults. (m) The Lessee shall be responsible for the locking of doors and the closing of transoms and windows in and to the Premises. (n) If the Lessee desires telegraphic, telephonic, burglar alarm or signal service, the Lessor will, upon request, direct where and how connections and all wiring for such services shall be introduced and run. Without such directions, no boring, cutting orinstallation of wires or cables is permitted. (o) If the Lessee desires and the Lessor permits blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices, they shall be furnished, installed and maintained at the expense of the Lessee and must be of such shape, color, material and make as approved by the Lessor. (p) All persons entering or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, or at any time on Saturdays, Sundays or holidays, may be required to identify themselves to a watchman by registration or otherwise and to establish their rights to enter or leave the Building. The Lessor may exclude or expel any peddler, solicitor or beggar at any time. (q) The Lessee shall not overload any floor. The Lessor may direct the routing and location of safes and other heavy articles. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as the Lessor shall direct and at the Lessee's sole risk and responsibility. The Lessee shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before Building employees will permit any article to be removed. (r) Unless the Lessor gives advance written consent in each and every instance, the Lessee shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light, or use or permit to be brought into the Building or Premises any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzine, or any explosives or other articles deemed extra hazardous to life, limb or propert.
(s) The Lessee shall not place or allow anything to be against or near the glass of partitions or doors of the Premises which may diminish the light in, or be unsightly from, halls or corridors. (t) The Lessee shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Lessor. The Lessee shall ascertain from the Lessor the maximum amount of electrical current which can safely be used in the demised Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and shall not use more than such safe capacity. The Lessor's consent to the installation of electric equipment shall not relieve the Lessee from the obligation not to use more

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electricity than such safe capacity.  (u) The Lessee shall not lay linoleum or other similar floor covering so that such floor covering shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is used, an interliner of builder's deadening felt shall first be affixed to the floor by paste or other material soluble in water. The use of cement or other similar material is prohibited. (v) In addition to all other liabilities for breach of any covenant of this Paragraph 11, the Lessee shall pay to the Lessor all damages caused by such breach and shall also pay to the Lessor an amount equal to any increase in insurance premium or premiums caused by such breach. The violation of any covenant of this Paragraph 11 may be restrained by injunction.

     12. REPAIRS. Subject to the provisions of Paragraph 13, the Lessee shall, at the Lessee's own expense, keep the Premises in good order, condition and repair during the Term, including the replacement of all broken glass with glass of the same size and quality, with signs thereon, under the supervision and with the approval of the Lessor. If the Lessee does not make repairs promptly and adequately, the Lessor may, but need not, make repairs, and the Lessee shall pay promptly the cost thereof. At any time or times, the Lessor, either voluntarily or pursuant to governmental requirement, may, at the Lessor's own expense, make repairs, alterations or improvements in or to the Building or any part thereof, including the Premises, and, during operations, may close entrances, doors, corridors, elevators or other facilities, all without any liability to the Lessee by reason of interference, inconvenience or annoyance. The Lessor and its beneficiaries shall not be liable to the Lessee for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. The Lessee shall pay the Lessor for overtime and for any other expense incurred in event repairs, alterations, decorating or other work in the Premises are not made during ordinary business hours at the Lessee's request.

          Lessor, at Lessor's own expense, shall maintain in good order, condition and repair during the Term, the roof, foundation and structural components of the Building other than the Premises, such that the same shall be at all times in a clean and sanitary condition, in full compliance with all applicable laws, and in a condition at least as good as that maintained at other comparable office buildings within the City of Chicago. Lessor may include within the Operating Expenses, Lessor's expenses incurred in complying with this paragraph.

     13.  UNTENANTABILITY.    If the Premises or the Building are made
untenantable by fire or other casualty, the Lessor may elect to terminate this Lease as of the date of the fire or casualty by notice to the Lessee within sixty (60) days after that date. In the event that the Lessor does not terminate this Lease, the Lessor shall repair, restore or rehabilitate the Building or the Premises at the Lessor's expense within one hundred twenty (120) days after the Lessor is enabled to take possession of the Premises and undertake reconstruction or repairs, in which latter event the Lease shall not terminate but rent shall be abated on a per diem basis while the Premises are untenantable. If the Lessor elects so to repair, restore or rehabilitate the Building or the Premises and does not substantially complete the work within the one hundred twenty (120) day period, either party can terminate this Lease as of the date of the fire or casualty by notice to the other party not later than one hundred thirty (130) days after the Lessor is enabled to take possession of the Premises and undertake reconstruction or repairs. In the event of termination of the Lease pursuant to this Paragraph 13, rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

     14.  EMINENT DOMAIN.     If the Building, or any portion thereof which
includes a substantial part of the Premises, or which prevents the operation of the Building, shall be taken or condemned by any competent authority for any public use or purpose, the Term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the condemnation award. The Lessee shall have no right to share in such award. Current rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, or the land under it, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, the Lessor shall have the right to cancel this Lease upon not less than ninety days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by the Lessor to the Lessee for the right of cancellation and the Lessee shall have no right to share in the condemnation award or in the judgment for damages caused by the change of grade.

     15. LESSOR'S REMEDIES. All rights and remedies of the Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

          (a) If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against the Lessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Lessee insolvent or unable to pay the Lessee's debts, and in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within thirty days from the date it is filed, the Lessor may elect, but is not required, and with or without notice of such election, and with or without entry or other action by the Lessor, to forthwith terminate this Lease, and, notwithstanding any other provision of this Lease, the Lessor shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the rent specified in Paragraph 1 of this Lease for the residue of the stated Term hereof, less the fair rental value of the Premises for the residue of the stated Term.

          (b) If the Lessee defaults in the payment of rent, and the Lessee does not cure the default within five (5) days after written demand for payment of such rent, or if the Lessee defaults in the prompt and full performance of any other provision of this Lease, and the Lessee does not cure the default within twenty days (forthwith if the default involves a hazardous condition) after written demand by the Lessor that the default be cured unless the default involves a hazardous condition, which shall be cured forthwith upon the Lessor's demand, or if the leasehold interest of the Lessee be levied upon under execution or be attached by process of law, or if the Lessee makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of the Lessee, or if the Lessee abandons the Premises, then and in any such event the Lessor may, if the Lessor so elects but not otherwise, and with or without notice of such election and with or without any demand whatsoever, either forthwith terminate this Lease and the Lessee's right to possession of the Premises or, without terminating this Lease, forthwith terminate the Lessee's right to possession of the Premises.

          (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon termination of the Lessee's right to possession without termination of the Lease, the Lessee shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Lessor, and hereby grants to the Lessor and its beneficiaries full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Lessor of the Premises as of the Lessor's former estate and to expel or remove the Lessee and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing the Lessor's rights to rent or any other right given to the Lessor hereunder or by operation of law.

          (d) If the Lessee abandons the Premises or otherwise entitles the Lessor so to elect, and the Lessor elects to terminate the Lessee's right to possession only, without terminating the Lease, the Lessor may, at the Lessor's option enter into the Premises, remove the Lessee's signs and other evidences of tenancy, and take and hold possession thereof as in this Paragraph 15 provided, without such entry and possession terminating the Lease or releasing the Lessee, in whole or in part, from the Lessee's obligation to pay the rent hereunder for the full Term, and in any such case the Lessee shall pay forthwith to the Lessor, if the Lessor so elects, a sum equal to the entire amount of the rent specified in Paragraph 1 of this Lease for the residue of the stated Term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, the Lessor may, but need not, relet the Premises or any part thereof for the account of the Lessee to any person, firm or corporation other than the Lessee for such rent, for such time and upon such terms as the Lessor in the Lessor's sole discretion shall determine, and the Lessor shall not be required to accept any tenant offered by the Lessee or to observe any instructions given by the Lessee about such reletting. In any such case, the Lessor may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by the Lessor necessary or desirable, and the Lessee shall, upon demand, pay the cost thereof, together with the Lessor's expenses of the reletting. If the consideration collected by the Lessor upon any such reletting for the Lessee's account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and the Lessor's expenses, the Lessee shall pay to the Lessor the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pa the full amount of the rent reserved herein, together with the costs and expenses of the Lessor, the Lessor, at the end of the stated Term of the Lease, shall account for the surplus to the Lessee.

          (e)  Deleted in its entirety.

          (f) Any and all property which may be removed from the Premises by the Lessor pursuant to the authority of the Lease or of law, to which the Lessee is or may be entitled, may be handled, removed or stored by the Lessor at the risk, cost and expense of the Lessee, and the Lessor and its beneficiaries shall in no event be responsible for the value, preservation or safekeeping thereof. The Lessee shall pay to the Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Lessor's possession or under the Lessor's control. Any such property of the Lessee not removed from the Premises or retaken from storage by the Lessee within thirty days after the end of the Term, however terminated, shall be presumed to have been conveyed by the Lessee to the Lessor under this Lease as a bill of sale without further payment or credit by the Lessor to the Lessee.

          (g) The Lessee shall pay upon demand all the Lessor's costs, reasonable charges and expenses, including the fees of counsel, agents and others retained by the Lessor, incurred in enforcing the Lessee's obligations hereunder or incurred by the Lessor in any litigation, negotiation or transaction in which the Lessee causes the Lessor, without the Lessor's fault, to become involved or concerned.

     16. SUBORDINATION OF LEASE. Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now (provided Lessee is furnished a Non-Disturbance Agreement in a commercially reasonable form) or hereafter placed on, against or affecting the Building, Lessor's Site (which shall mean the land on which the Building is situated and, where appropriate, the sidewalks and landscaping from the boundaries of the land to the surrounding streets), Lessor's interest or estate therein, or in any ground or underlying lease; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Lessee's interest in this Lease be superior to any such instrument, then by notice to Lessee this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Lessee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Lessor.

     17.  NOTICES.

          (a) In every instance where it shall be necessary or desirable for either party hereto to serve any notice or demand upon the other party hereto, it shall be sufficient (i) to deliver or cause to be delivered to the party on whom such notice or demand is to be served a written or printed copy thereof, or (ii) to send a written or printed copy thereof by United States certified or registered mail, postage prepaid, addressed to the party on whom such notice or demand is to be served, in which event the notice or demand shall be deemed to have been served at the time the notice or demand is postmarked, or (iii) with respect to notices or demands to be served on Lessee, to leave a written or printed copy thereof with some person above the age of thirteen (l3) years in possession of the Premises or to affix the same upon any door leading into the Premises, in which event the notice or demand shall be deemed to have been served at the time the copy is so left or affixed.

          (b) In every instance where notice or demand is served by mail as aforesaid, it shall be sufficient to send such notice or demand, as above provided, to Lessor at:

               Amalgamated Trust & Savings Bank,
               as Trustee under Trust 526l
               One West Monroe Street
               Chicago, Illinois  60690

               with a copy to:

               Michael Cahan and Associates
               640 North LaSalle Street, Suite 300
               Chicago, Illinois 60610
               Attn: Michael Cahan

               and to Lessee at:

               JAMtv Corporation
               640 North LaSalle Street, Suite 560
               Chicago, Illinois  60610
               Attn: Howard Tullman

or to such other address or addresses as either party may select upon notice to the other party as herein provided.

     18.  MISCELLANEOUS.

          (a) No receipt of money by the Lessor from the Lessee after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

          (b) No waiver of any default of the Lessee hereunder shall be implied from any omission by the Lessor to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

          (c) No person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this Lease on behalf of Lessor as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

          (d) The words "Lessor" and "Lessee" wherever used in this Lease shall be construed to mean Lessors or Lessees in all cases where there is more than one lessor or lessee, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Lessee agrees to furnish promptly upon demand a corporate resolution, proof of due authorization by partners, or appropriate documentation evidencing the due authorization of Lessee to enter into this Lease. The term "rentable square feet" shall mean the rentable area of the Premises or the Building as calculated by Lessor on the basis of the plans and specifications (which were available for inspection by Lessee at the time the Lease was executed) of the Building and including a proportionate share of any common areas. Lessee hereby consents and agrees that the calculation of rentable square feet on Page 1 hereof shall be controlling.

          (e)  Intentionally Deleted

          (f) Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by the Lessor. In event of variation or discrepancy, the Lessor's duplicate shall control.

          (g) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Lessor and the Lessee and their respective heirs, legal representatives and successors, and assigns in the event this Lease has been assigned with the express, written consent of the Lessor as herein provided.

          (h) The headings of Paragraphs are for convenience only and do not limit or construe the contents of the Paragraphs.

          (i) Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument becomes effective as a Lease upon execution and delivery by both Lessor and Lessee.

          (j) Except as otherwise expressly provided for herein, all amounts (other than rent) owed by the Lessee to the Lessor hereunder shall be paid within ten (10) days from the date the Lessor renders statements of account therefor and shall bear interest at the Default Rate from and after such tenth day until paid.

          (k) All riders attached to this Lease and signed by the Lessor and the Lessee are hereby made a part of this Lease as though inserted at length herein.

          (l) If the Lessee shall occupy the Premises prior to the beginning of the Term with the Lessor's consent, all the provisions of this Lease shall be in full force and effect as soon as the Lessee occupies the Premises. Rent for any period prior to the beginning of the Term shall be fixed by agreement between the Lessor and the Lessee.

          (m) This Lease is the entire understanding of the parties and the terms and provisions of this Lease shall only be modified or amended in writing.

          (n) All sums due hereunder and accruing prior to the expiration of the Term, whether by lapse of time or otherwise, shall be due notwithstanding such expiration.

     19.  RENT ADJUSTMENT.

          (a) The rent adjustment reserved herein by this Paragraph is based upon the Operating Expenses, as hereinafter defined, for the calendar year 1996, hereinafter referred to as the "Base Year". Should there be an increase or decrease in said Operating Expenses for any calendar year during the term of this Lease or any extension of the Term of this Lease, after the Base Year, the amount of such increase or decrease shall be ascertained and the rent reserved herein shall be adjusted, hereinafter referred to as "Adjusted Rent", as follows: The rent for each calendar year or fraction thereof after the Base Year shall be increased or decreased by 4.613% of said increase or decrease in said Operating Expenses for the calendar year immediately ended provided, however, that in the event of a decrease the reduction in the Adjusted Rent may never result in a rent lower than the stipulated Base Rent set forth in this Lease.

          (b) In the event of an Operating Expense increase Lessee shall pay Adjusted Rent to Lessor within ten (10) days of Lessor's written notice to Lessee. Lessee's obligation for its payments hereunder shall survive the Term of this Lease.

          (c) In the event of an Operating Expense decrease Lessee shall be given a credit towards Adjusted Rent within thirty (30) days of written notice from Lessor to Lessee.

          (d) Lessee shall also pay Lessor estimated rent (hereinafter referred to as "Estimated Rent") in equal monthly installments each in advance on the first day of each and every month during the Term in an amount equal to one twelfth (1/12th) of Lessor's estimate of the increase in Operating Expenses for the then current calendar year over the Base Year based on Lessee's proportionate share as set forth in subparagraph (a) above provided, however, that all Estimated Rent paid by Lessee in each calendar year shall be applied as a credit against the Adjusted Rent to be paid by Lessee to Lessor in accordance with subparagraph (a) above as calculated at the end of each calendar year.

          (e) "Operating Expenses" as used herein include, but not by way of limitation, ad valorem real property taxes paid, as well as special taxes, without limitation, special assessments, and any tax or excise levied by the State of Illinois or the City of Chicago or any political subdivision thereof, either on rents or other income from the Building and other portions of Lessor's Site, excluding net income taxes required to be paid by Lessor to the State of Illinois or the City of Chicago. Operating Expenses shall also include, but not by way of limitation, all other expenses incurred by Lessor in the maintenance and operation of the Building and other portions of Lessor's Site, calculated in accordance with generally accepted accounting principles, except as specifically modified herein, excluding the following:

           (i) pro rata operating expenses and taxes for owner occupied space;

          (ii) costs recovered by Lessor directly from Lessee and other tenants of the Building and other portions of Lessor's Site;

         (iii) real estate brokers' leasing commissions or compensation;

          (iv) costs of improvements and replacements that are capitalized in accordance with generally accepted accounting principles;

           (v) consulting fees associated with capital improvements; and

          (vi) depreciation, interest and principal payments on mortgages, and other debt costs, if any, except that depreciation of any capital improvements made after expiration of the Base Year which are intended to reduce Operating Expenses or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building or Lessor's site as of the date hereof, shall not be excluded from Operating Expenses.

     20.  ADDITIONAL RENT.

          (a) "Consumer Price Index" shall mean the Consumer Price Index of Urban Wage Earners and Clerical Workers - as revised from time to time - all items, City of Chicago, issued by the Bureau of Labor Statistics, United States Department of Labor, 1967 equals 100. In the event of a change in the base index year or other index change, the adjustment factor issued by the United States Department of Labor or other appropriate agency shall be applied to the Consumer Price Index for purposes of this paragraph. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Lessor will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

          (b) Effective as of each January 1 ("Adjustment Date") during the Term, commencing January 1, 1998, the annual Base Rent for each year, shall be increased by multiplying the Base Rent times twenty (20%) percent of the percentage increase, if any, in the Consumer Price Index for the immediately preceding calendar year over the Price Index for the calendar year 1996 ("Base Year"). The Consumer Price Index for any year shall be determined by adding the Consumer Price Index published for each month of the year and dividing the total by twelve. In no event shall the Base Rent for any Lease year be less than those amounts provided in Paragraph 1 hereof, unless Lessor has exercised its right under Paragraph 2(f) of this Lease regarding the discontinuance of furnishing electricity to the Premises.

          (c) Lessor shall notify Lessee in writing as to the amount due Lessor as a result of any change in the Consumer Price Index and Lessor shall provide to the Lessee the Consumer Price Index for the Base Year and such subsequent calendar year. Lessee shall remit its payment for the adjustment to rent attributed by the Consumer Price Index within ten (10) days of the above referred written notice from Lessor to Lessee.

          (d) Lessee shall also pay Lessor estimated rent (hereinafter referred to as "Estimated Rent") in equal monthly installments each in advance on the first day of each and every month during the Term in an amount equal to one twelfth (1/12th) of Lessor's estimate of the increase in Consumer Price Index for the then current calendar year over the Base Year computed as set forth in subparagraph (b) of this Paragraph 20, above provided, however, that all Estimated Rent paid by Lessee in each calendar year shall be applied as a credit against the Additional Rent to be paid by Lessee to Lessor in accordance with subparagraph (b) above as calculated at the end of each calendar year. At the expiration of Lessee's Term, Lessor shall notify Lessee in writing of the actual Additional Rent due from Lessee for the period, the Consumer Price Index for said period, and the Consumer Price Index for the Base Year. All estimated Consumer Price Index rent adjustment payments made by Lessee under this subparagraph (d) for the period, shall be applied as a credit against the actual Additional Rent due Lessor. Lessee's payment, if any, shall be due within ten (10) days of said notification from Lessor to Lessee. Lessee's obligation for said payment shall survive the Term of this Lease.

          (e) In the event of a Lease expiration on a day other than the last day of the calendar year, rent adjustment for any Consumer Price Index increase will be prorated for that portion of the Lease year extending beyond the first day of the calendar year in which the Lease expires.

     21.  INTENTIONALLY DELETED.

     22.  SECURITY DEPOSIT.   Lessee has this day deposited with the Lessor,
the sum of Twelve Thousand Eight Hundred Twenty-Nine Dollars and Thirty-Three Cents ($12,829.33) as security for the full and faithful performance by the Lessee of all the terms, covenants and conditions upon the Lessee's part to be performed, which said sum shall be returned to the Lessee within thirty
(30) days after the time fixed as the expiration of the Term herein. In the event of default by the Lessee in respect of any of the terms, covenants, conditions or provisions of said Lease, the Lessor may use, apply or retain all or any part of the said security deposit in payment of any expense incurred by Lessor in curing any default by Lessee, or (b) of damages suffered by Lessor by reason of Lessee's default. Where applicable, vouchers and/or paid receipts will be submitted to the Lessee within thirty (30) days, however Lessor's failure to submit said documents within said time period shall not relieve Lessee's liability for the above referred defaults under this Lease. The Lessor may return the security or unused portion to the original Lessee, regardless of any assignments of the within Lease in the absence of evidence satisfactory to the Lessor of an assignment of the right to receive such security or any part or balance thereof.

     23.  AFTER HOUR HVAC.    During the Term of the Lease, the Lessee shall
have the right to purchase after hour heating, ventilation and air conditioning at the rate of Forty Five ($45.00) Dollars per hour during the first year of the Term and thereafter at its prevailing rates for such services. Lessee must notify Lessor during the business hours and at least two (2) hours in advance of its requirement for after hour HVAC. Lessee shall pay for such services within ten (10) days after receipt of invoice from Lessor.

     24.  EFFECT OF WAIVER.   The failure of Lessor to insist in any one or
more instances upon the strict performance of any of the terms, covenants, conditions and agreements of this Lease, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any such terms, covenants or conditions, agreements or options, but the same shall continue and remain in full force and effect; and the receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Lessee or from any one claiming under or through it or otherwise shall not be deemed to operate as a waiver of the rights of Lessor to enforce the payment of rent or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease and to recover possession of the Premises by summary proceedings or otherwise, as Lessor may deem proper, or to exercise any of the rights or remedies reserved to Lessor hereunder or which Lessor may have at law, in equity or otherwise.

     25.  CONSTRUCTION OF LEASE.   Should any of the provisions of this Lease
require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Lease.

     26.  INSURANCE.

               (a) Lessee, at Lessee's expense, agrees to maintain in force during the Term:

               (i) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $500,000 for bodily injury, personal injury or death to any one person and $100,000 with respect to damage to property, including water and sprinkler damage; and

               (ii) Fire Insurance with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all leasehold improvements paid for by Lessee and wall and floor coverings in the Premises.

           (b) The policy referred to in Paragraph 26(a)(i) shall name Lessor, its beneficiaries, and its respective agents and employees as additional insureds and shall not provide for deductible amounts. The policy referred to in Paragraph 26(a)(ii) shall not provide for deductible amounts in excess of $1,000. Each policy referred to in Paragraph 26 shall be issued by one or more responsible insurance companies reasonably satisfactory to Lessor and shall contain the following provisions and endorsements:

                (i) that such insurance may not be canceled or amended without thirty (30) days prior written notice to Lessor;

               (ii) an express waiver of any right of subrogation by the
                    insurance company against Lessor and its agents and employees; and

              (iii) that the policy shall not be invalidated should the
                    insured waive in writing prior to a loss any or all rights of recovery against any other party for losses covered by such policies.

                (c) Lessee shall deliver to Lessor certificates of insurance of all insurance policies and renewals thereof to be maintained by Lessee hereunder, not less than ten (10) days prior to the expiration date of each policy. Provided that the insurance policies of Lessee will not be invalidated nor will the right of the insured to collect the proceeds payable under such policies be adversely affected by the waiver contained in the following portion of this sentence, Lessee herein expressly waives all rights of recovery which it might otherwise have against Lessor and its agents and employees, for loss or damage to person, property or business to the extent that such loss or damage is covered by valid and collectible insurance policies. Lessee shall use its best efforts to obtain from its insurer the right to waive claims as set forth in the preceding sentence without thereby invalidating its insurance or affecting its right to proceeds payable thereunder.

          (d) Any insurance policy maintained by Lessor shall contain if available an express waiver of any right of subrogation by the insurance company against Lessee and its agents or employees.

     27. REAL ESTATE BROKERS. Lessee represents that Lessee has not dealt with any real estate broker, sales person or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease or showed the Premises to Lessee. Lessee hereby agrees to indemnify and hold harmless Lessor from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Lessor shall be responsible for the payment of a commission to the broker specified in this Paragraph 27, based upon the leasing commission policy of Lessor applicable to the Building and in effect as of the date of this Lease.

     28. GOVERNING LAW. This Lease and the terms and provisions hereof shall be construed in accordance with the Laws of the State of Illinois.

     29. SIGNAGE. Lessee shall obtain Lessor's written consent, which shall not be unreasonably withheld, prior to placing any signage on or next to the entrance door to the Premises.

     30. SALE BY LESSOR. In the event of a sale or conveyance by Lessor of the Building and Lessor's site, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. Except as set forth in this Paragraph, this Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee. If any security has been given by Lessee to secure the faithful performance of any of the covenants of this Lease, Lessor may transfer or deliver said security, as such, to Lessor's successor in interest and thereupon Lessor shall be discharged from any further liability with regard to said security, provided that any successor shall not be liable for such security unless such successor receives the same.

     31. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Lessor may make from time to time, Lessee shall execute and deliver to Lessor or any prospective Lessor or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications), (c) the date to which the rent and other sums payable under this Lease have been paid, (d) the fact that there are no current defaults under this Lease by either Lessor or Lessee, except as specified in Lessee's statement, and (e) such other matters requested by Lessor. Lessor and Lessee intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary or purchaser and Lessee shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Lessee hereby irrevocably appoints Lessor, or if Lessor is a trust, Lessor's beneficiary or agent, as attorney-in-fact, for the Lessee with full power and authority to execute and deliver the same after such ten (10) day period and such certificate as signed by Lessor, Lessor's beneficiary or agent, as the case may be, shall be fully binding on Lessee, if Lessee fails to deliver a contrary certificate within five (5) days after receipt by Lessee of a copy of the certificate executed by Lessor, Lessor's beneficiary or agent, as the case may be, on behalf of Lessee. This Paragraph shall also be binding on any subtenant of Lessee.

     32. UNAVOIDABLE DELAYS. The provisions of this Paragraph shall be applicable if there shall occur, in and after the Rent Commencement Date, any strikes, lockouts for labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this Paragraph beyond the reasonable control of the party obligated to perform. If Lessor or Lessee shall, as a result of any of the above mentioned events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent and for the time occasioned by such event. Notwithstanding anything to the contrary herein contained, however, the provisions of this Paragraph shall not be applicable to Lessee's obligation to pay, when due and payable, the Base Rent, Adjusted Rent, Estimated Rent, or any other rent or sums or charges; and in addition, lack of funds or inability to procure financing shall not be deemed to be an event beyond the reasonable control of Lessee in the event of any unavoidable delays as in this Paragraph provided. As a condition precedent to Lessee claiming or relying upon such delay, Lessee shall give notice in writing of such event to Lessor within ten (10) days after the occurrence of the same.

     33. TAXES. Lessee shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes and additions made by Lessee, merchandise and personal property of any kind owned, installed or used by Lessee in, on or upon the Premises. In the event any such items of property are assessed together with property of Lessor for purposes of ad valorem real estate taxes, then, and in such event, such assessment shall be equitably divided. Lessor shall determine the basis of dividing any such assessments and such determination shall, if not arbitrary or capricious, be binding upon both Lessor and Lessee. Lessee shall reimburse Lessor upon demand for any such tax based on property of Lessee and such amount shall be deducted in determining Operating Expenses hereunder.

     Lessee, and not Lessor, shall pay when due and payable, any sales or use tax, or other excise, tax or assessment, if any, now or hereafter levied or assessed upon or against Lessee's or Lessor's interest in this Lease. If at any time during the Term a tax, imposition, assessment or excise on rents or other tax, however described, is levied or assessed against Lessor's interest in this Lease or the rents hereunder, as a substitute in whole or in part for any real property taxes as hereinbefore described, then Lessee hereby agrees to pay Lessor, as additional rent hereunder, the amount of such tax, imposition, assessment or excise on rents to the extent of such substitution. Should the appropriate taxing authority require that any such tax, excise and/or assessment be collected by Lessor for or on behalf of such taxing authority, then such tax, excise and/or assessment shall be paid by Lessee to Lessor monthly as additional rent in accordance with the terms of any notice from Lessor to Lessee to such effect.

     34. EXCULPATION OF LESSOR. Notwithstanding anything contained herein to the contrary, the covenants contained in this Lease to be performed by Lessor shall not be binding personally, but instead said covenants are made for the purpose of binding only the fee simple or leasehold estate which Lessor owns in the demised Premises. The Lessee shall look solely to the equity of the Lessor in the property for the satisfaction of the remedies of the Lessee in the event of a breach by the Lessor.



     (Signatures on following page)

          IN WITNESS WHEREOF, the parties hereunder have caused this Lease to be executed under their seals, on the date first above written.

                              LESSOR:

ATTEST: MAC MANAGEMENT CO., INC., as agent for the holder of the Beneficial Interest under AMALGAMATED TRUST & SAVINGS BANK, not individually, but as Trustee under Trust No. 5261


By:                           BY
   ----------------------        -----------------------------------------------
   Its Secretary                 Its President



ATTEST:                       LESSEE:

                              JAMtv Corporation, a Delaware Corporation


By:                           BY:
   ----------------------        -----------------------------------------------
   Its       Secretary           Its Chief Executive Officer
       -----

STATE OF ILLINOIS  )
                   )  SS
COUNTY OF COOK     )

     I, _________________ a Notary Public in and for said County in the State aforesaid, do hereby certify that Howard Tullman, Chief Executive Officer of the JAMtv Corporation a Delaware Corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act.

     Given under my hand and notarial seal this ____  day of _______, 199 .


                                       -------------------------------------
                                       Notary Public



     My commission expires:
                           -------------------------

                                     TABLE OF CONTENTS

PARAGRAPH                                                                             PAGE
---------                                                                             ----

1.   BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.   LESSOR'S TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

4.   CERTAIN RIGHTS RESERVED TO THE LESSOR . . . . . . . . . . . . . . . . . . . . . .  4

5.   DEFAULT UNDER OTHER LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

6.   WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.   HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

8.   ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

9.   CONDITION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

10.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

11.  USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

12.  REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

13.  UNTENANTABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

14.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

15.  LESSOR'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

16.  SUBORDINATION OF LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

17.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

18.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

19.  RENT ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16



                                           26

20.  ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

21.  CONDITION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

22.  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

23.  AFTER HOUR HVAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

24.  EFFECT OF WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

25.  CONSTRUCTION OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

26.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

27.  REAL ESTATE BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

28.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

29.  SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

30.  SALE BY LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

31.  ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

32.  UNAVOIDABLE DELAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

33.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

34.  EXCULPATION OF LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                LEASE AGREEMENT

                              DATED May 29, 1997

                                 BY AND BETWEEN

                          MAC MANAGEMENT CO., INC., as
                         agent for 640 LASALLE PARTNERS
                    LIMITED PARTNERSHIP, an Illinois limited
                    partnership and the sole beneficiary of
                     AMALGAMATED TRUST & SAVINGS BANK, as
                         Trustee under Trust Agreement
                        dated May 1, 1987 and known as
                              Trust 5261 as Lessor

                               JAMtv CORPORATION
                             a Delaware Corporation
                                   as Lessee

                         To Premises Commonly Known As

                                   SUITE 560
                             640 N. LA SALLE STREET
                            CHICAGO, ILLINOIS  60610



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